EXHIBIT 21 - SUBSIDIARIES OF THE COMPANY

First Northern Community Bancorp

Subsidiaries as of December 31, 2001

                                                         State of
                                                      Incorporation
                                                      -------------

First Northern Bank of Dixon                            California

                                      104